SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


Date of Report:  March 16, 1999                 Commission file number:  1-5805
                 --------------                                          ------


                         THE CHASE MANHATTAN CORPORATION
             (Exact name of registrant as specified in its charter)



         Delaware                                               13-2624428
         --------                                               ----------
(State or other jurisdiction                                 (I.R.S. Employer
     of incorporation)                                       Identification No.)


     270 Park Avenue, New York, NY                                 10017
     -----------------------------                                 -----
(Address of principal executive offices)                         (Zip Code)


      (Registrant's telephone number, including area code): (212) 270-6000

Item 5. Other Events
--------------------


      On March 16, 1999, The Chase Manhattan Corporation announced an increase in its quarterly common stock dividend to $.41 per share from $.36 per share, payable April 30, 1999 to shareholders of record at the close of business April 6, 1999.

      A copy of the press release is attached as an exhibit to this report.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
--------------------------------------------------------------------------

      The following exhibit is filed with this report:


Exhibit Number                         Description
--------------                         -----------

99.1                                   Press Release

                                    SIGNATURE



      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             THE CHASE MANHATTAN CORPORATION
                                                     (Registrant)



Dated: March 16, 1999                        By: /s/ Anthony J. Horan
---------------------                        -----------------------------
                                                     Anthony J. Horan
                                                     Corporate Secretary

                                  EXHIBIT INDEX


Exhibit Number                          Description

     99.1                               Press Release

The Chase Manhattan Corporation
270 Park Avenue
New York, New York  10017-2070


                                  News Release


Investor Contact:  John Borden                    Press Contact: Kathleen Baum
                   212-270-7318                                  212-270-5089

                   For Immediate Release


                Chase Raises Common Stock Dividend by 14 Percent
                ------------------------------------------------

      New York, March 16, 1999 -- The Board of Directors of The Chase Manhattan Corporation (NYSE:CMB) today increased the quarterly dividend on outstanding shares of the corporation's common stock to $.41 per share from $.36 per share, payable April 30, 1999, to shareholders of record at the close of business April 6, 1999. On an annual basis, this represents an increase in the dividend to $1.64 per share from $1.44 per share.


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